Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - November 2005

Series Deal Size Expected Maturity	1996-4 $602MM 8/10/2006	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008	1999-2 $602MM 2/21/2006
Yield	15.59%	15.59%	15.58%	15.58%	15.59%
Less: Coupon	4.41%	4.44%	4.39%	4.49%	4.59%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	8.08%	8.08%	8.08%	8.08%	8.08%
Excess Spread:
November-05	1.60%	1.57%	1.61%	1.51%	1.42%
October-05	3.92%	3.90%	3.95%	3.81%	3.73%
September-05	4.96%	4.91%	4.96%	4.83%	4.75%
Three Month Average Excess Spread	3.49%	3.46%	3.51%	3.38%	3.30%

Delinquency:
30 to 59 Days	1.06%	1.06%	1.06%	1.06%	1.06%
60 to 89 Days	0.64%	0.64%	0.64%	0.64%	0.64%
90+ Days	1.26%	1.26%	1.26%	1.26%	1.26%
Total	2.96%	2.96%	2.96%	2.96%	2.96%

Principal Payment Rate	16.26%	16.26%	16.26%	16.26%	16.26%

Series Deal Size Expected Maturity	2001-1 $893MM 1/19/2006	2001-3 $750MM 3/20/2006	2001-4 $714MM 8/10/2006
Yield	15.58%	15.59%	15.58%
Less: Coupon	4.41%	4.40%	4.34%
Servicing Fee	1.50%	1.50%	1.50%
Net Credit Losses	8.08%	8.08%	8.08%
Excess Spread:
November-05	1.59%	1.61%	1.66%
October-05	3.92%	3.93%	4.00%
September-05	4.95%	4.96%	5.02%
Three Month Average Excess Spread	3.49%	3.50%	3.56%

Delinquency:
30 to 59 Days	1.06%	1.06%	1.06%
60 to 89 Days	0.64%	0.64%	0.64%
90+ Days	1.26%	1.26%	1.26%
Total	2.96%	2.96%	2.96%

Principal Payment Rate	16.26%	16.26%	16.26%